UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2018 (June 26, 2018)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 26, 2018, Affinion Group Holdings, Inc. (“Affinion”), Affinion Group, Inc. (together with Affinion, collectively, the “Companies”) and Todd Siegel, the Chief Executive Officer, entered into an amendment (the “Amendment”) to the employment agreement between the Companies and Mr. Siegel, dated as of November 9, 2007 (as amended, the “Employment Agreement”).

The Amendment modifies the terms of the Employment Agreement to provide, among other things, that (i) Mr. Siegel’s annual base salary will increase to $875,000, effective as of July 1, 2018, (ii) his annual bonus in respect of the 2018 calendar year will be $1,312,500 (the “Guaranteed Bonus”) and will be payable to him in 2019 on or about April 1, 2019, subject to his continued employment with the Companies through the actual payment date (unless his employment is terminated by the Companies without “Cause”, due to his death or “Disability” or by him for “Good Reason” (each as defined in the Employment Agreement) in which case he will remain entitled to receive the Guaranteed Bonus at the same time it would have otherwise been paid, subject to his execution of a release of claims and continued compliance with certain restrictive covenants) and (iii) he will receive a one-time special bonus in an amount equal to $5,000,000 (the “Special Bonus”), which will be payable to him in a lump sum no later than July 16, 2018 subject to his continued employment with the Companies through the actual payment date; provided, that, (x) in the event his employment with the Companies is terminated by him other than for “Good Reason” prior to June 30, 2021, he will be required to repay Affinion the gross amount of the Special Bonus no later than the 60th day following the date of his termination and (y) (A) he will only be entitled to receive grants of equity and equity-based incentive compensation, on or after July 1, 2018, equal to 50% of the proposed aggregate grant date fair value of any such awards until such time as the cumulative aggregate reduced grant date fair value of any such equity or equity-based incentive compensation granted to him equals the full after-tax amount of the Special Bonus or (B) if mutually agreed by Mr. Siegel and the Human Resources Committee (the “Committee”) of the Board of Directors of Affinion, with respect to any equity or equity-based awards granted to him by the Companies on or after July 1, 2018 (the “Equity Awards”), 50% of the amount of the after-tax compensation recognized by him related to the Equity Awards will be reduced by an amount that equals the net after-tax Special Bonus (or he and the Committee may mutually agree to effectuate the foregoing in a more tax-efficient manner).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2018	AFFINION GROUP HOLDINGS, INC.

	By:	/s/ Gregory S. Miller
Name: Gregory S. Miller
Title: Executive Vice President and Chief Financial Officer